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                                                                    EXHIBIT 8(A)

                                                              September 15, 1995

The Upjohn Company,
   7000 Portage Road,
       Kalamazoo, Michigan 49001.

Dear Sirs:

     We have acted as your special United States counsel in connection with the Registration Statement on Form S-4 of Pharmacia & Upjohn, Inc. filed with the Securities and Exchange Commission on August 21, 1995, as amended ("Registration Statement"), and hereby confirm to you our opinion as set forth under the heading "Tax Consequences of the Merger and the Offer -- United States Federal Income Tax Consequences -- Tax Consequences to Upjohn Stockholders" in the Prospectus/Proxy Statement and the Prospectus/U.S. Offer to Purchase relating thereto dated September 15, 1995.

     We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us in the Prospectus/Proxy Statement and the Prospectus/U.S. Offer to Purchase under the heading "Tax Consequences of the Merger and the Offer -- United States Federal Income Tax Consequences -- Tax Consequences to Upjohn Stockholders." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          /s/ SULLIVAN & CROMWELL